                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

                                       OF
                                       --

                                  RAMBUS INC.
                                  -----------

     Rambus Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the Corporation is Rambus Inc. The Corporation was originally incorporated under the same name and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on February 3, 1997.

     B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this Corporation.

     C. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:


     I.   The name of the corporation (the "Corporation") is:

                                  Rambus Inc.

     II. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     III. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     IV. This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation is authorized to issue is 60,000,000, $0.001 par value, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 16,336,096, $0.001 par value. Of the Preferred Stock, 5,400,000 shares shall be designated Series A Preferred Stock ("Series A Preferred"), 2,803,743 shares shall be designated Series B Preferred Stock ("Series B Preferred"), 1,250,000 shares shall be designated Series C Preferred Stock ("Series C Preferred"), 1,882,353 shares shall be designated Series D Preferred Stock ("Series D Preferred"), and 5,000,000 shares shall be undesignated.

     The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

     A.   Dividend Rights
          ---------------

          The holders of the Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends on each outstanding share of Preferred Stock, payable in preference and priority to any payment of any dividend on any shares of Common Stock, of the Corporation, when and as declared by the Board of Directors. Such dividends on the Preferred Stock shall not exceed an annual rate of $.032 per share for the Series A Preferred Stock, $.1712 per share for the Series B Preferred Stock, $.24 for the Series C Preferred Stock, and $.34 per share for the Series D Preferred Stock, unless a dividend is paid at a higher rate (determined on an as-if-converted basis) on any other outstanding shares of the Corporation, in which event the dividends on the Preferred Stock shall be paid at such greater rate (determined on an as-if-converted basis). The right to such dividends on the Preferred Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on all outstanding Preferred Stock contemporaneously. No shares of Common Stock shall receive any dividend at a rate which is greater than the rate at which dividends are simultaneously paid in respect of the Preferred Stock (based on the number of shares of Common Stock into which the Preferred Stock is convertible on the date of dividend).

     Dividends shall be paid by forwarding a check, postage pre-paid, to the address of each holder (or, in the case of joint holders, to the address of any such holder) of Preferred Stock as shown on the books of the Corporation, or to such other address as such holder specifies for such purpose by written notice to the Corporation. The forwarding of such check shall satisfy all obligations of the Corporation with respect to such dividends, unless such check is not paid upon timely presentation.

     B.   Liquidation Rights
          ------------------

          In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, the holders of Preferred Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock, an amount per share equal to $.40 for the Series A Preferred Stock, $2.14 for the Series B Preferred Stock, $3.00 for the Series C Preferred Stock, and $4.25 for the Series D Preferred Stock (as adjusted for stock splits, combinations or similar events and hereafter referred to as "Original Issue Price"), plus all declared and unpaid dividends, if any. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and surplus funds distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Stock based upon the total preferential amount each holder would be entitled to receive if sufficient funds were available to pay the full preferential amounts. If, upon the occurrence of a liquidation, dissolution or winding up, after the payment to the holders of Preferred Stock of the preferential amount, assets or surplus funds remain in the Corporation, the holders of Common Stock and Preferred Stock shall be entitled to receive ratably all such remaining assets and surplus funds in the same manner as if all shares of the Preferred Stock had been converted into Common Stock.

     For purposes of this Section B, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, the Corporation's sale of all or substantially all of its assets or the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the shareholders of the Corporation hold at least 50% of the voting power of the surviving corporation in such a transaction. No later than 20 days before any event that, pursuant to Section F(5), permits a holder of Preferred Stock to have each share of Preferred Stock held by such holder treated for all purposes as if it had been converted into Common Stock (for purposes of this Section B, a "Merger or Sale of the Corporation"), the Corporation shall deliver a notice to each holder of Preferred Stock setting forth the principal terms of such Merger or Sale of the Corporation. Such notice shall be deemed delivered upon personal delivery or five days after deposit in the United States mail, by registered or certified mail, addressed to a party at its address as shown on the stock records of the Corporation. Such notice shall include a description of the amounts that would be paid to holders of Preferred Stock under this Section B and of the consideration that such holders would receive if they exercised their rights under Section F(5) to have shares of Preferred Stock treated as if they had been converted into Common Stock. No later than ten days after delivery of the notice, each holder of Preferred Stock may deliver an election to the Corporation notifying the Corporation that the holder desires that such holder's shares of Preferred Stock be treated, pursuant to Section F, upon the closing of the Merger or Sale of the Corporation as if they had been converted into shares of Common Stock and, if no such notice is delivered, such holder shall receive such amounts as are provided for under this Section B.

     Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Section 502, 503 and 506 of the California Corporation Code, to distributions made by the Corporation in connection with the repurchase at cost (or such other price as may be agreed to by the Corporation's Board of Directors) of shares of Common Stock issued to or held by officers, directors or employees of, or consultants to, the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.

     C.   Nonredeemable
          -------------

          The shares of Common Stock and the shares of Preferred Stock are nonredeemable.

     D.   Voting Rights
          -------------

          1.   Vote Other than for Directors.  The holders of Preferred Stock
               -----------------------------
and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and, except as otherwise required by law and Section 7 hereof, to vote upon any matter submitted to the shareholders for a vote, other than the election of directors, as follows: (i) the holders of Preferred Stock shall have one vote for each full share of Common Stock into which their respective shares of Preferred Stock are convertible on the record date for the vote and
(ii) the holders of Common Stock shall have one vote per share of Common Stock.

          2.   Voting for Directors.  If, at any time, less than 4,000,000
               --------------------
shares of Preferred Stock remain outstanding, then all directors shall be elected by the holders of the Preferred Stock and by holders of the Common Stock, voting together as a class in the manner provided in Section D(1). If, at any time, 4,000,000 or more shares of Preferred Stock are outstanding, then the holders of shares of Preferred Stock voting as a class shall be entitled to elect two directors, the holders of shares of Common Stock voting as a class shall be entitled to elect two directors, and the remaining director or directors shall be elected by the affirmative vote of the holders of the Preferred Stock and the Common Stock, voting together as a class in the manner provided in Section D(1). In the case of any vacancy in the office of a director elected by a specified group of shareholders, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of such specified group given at a special meeting of such shareholders duly called or by an action by written consent for that purpose. Subject to Section 303 of the California Corporations Code, any director who shall have been elected by a specified group of shareholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such shareholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created may be filled by the vote of the holders of a majority of the shares of such specified group represented at such meeting or in such consent.

     E.   Certain Taxes
          -------------

          The Corporation shall pay any and all issuance and other taxes (excluding any federal or state income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of Preferred Stock. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock to which such issuance relates were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or it is established to the satisfaction of the Corporation that such tax has been paid.

     F.   Conversion to Common Stock
          --------------------------

          The Preferred Stock shall be convertible into Common Stock of the Corporation as follows:

          1.   Definitions.  For purposes of this Section F the following
               -----------
definitions shall apply:

          (a) "Issuance Date" with respect to any series of Preferred Stock
               -------------
shall mean the first date on which the Corporation issues any shares of any such series of Preferred Stock.

          (b) "Conversion Price" shall mean the price, determined pursuant to
               ----------------
this Section F, at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock.

          (c) "Current Conversion Price" shall mean the Conversion Price
               ------------------------
immediately before the occurrence of any event, which, pursuant to Section F(3), causes an adjustment to the Conver sion Price.

          (d) "Convertible Securities" shall mean any indebtedness or shares of
               ----------------------
stock convertible into or exchangeable for Common Stock, including Preferred Stock.

          (e) "Options" shall mean any rights, warrants or options to subscribe
               -------
for or purchase Common Stock or Convertible Securities.

          (f) "Common Stock Outstanding" shall mean the aggregate of all Common
               ------------------------
Stock outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

          (g) "Distribution" shall have the meaning of the term "distribution to
               ------------
its shareholders" set forth in Section 166 of the California Corporations Code as in effect on the date of filing of these Amended and Restated Articles of Incorporation.

          (h) "Common Stock Equivalents" shall mean Convertible Securities and
               ------------------------
rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

          2.   Right to Convert; Initial Conversion Price.  Each holder of the
               ------------------------------------------
Preferred Stock may, at any time, convert any or all of such Preferred Stock into fully-paid and non-assessable shares of Common Stock at the Conversion Price. Each share of Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price in effect for such Preferred Stock at the time of conversion into $.40 for each share of Series A Preferred Stock being converted, $2.14 for each share of Series B Preferred Stock being converted, $3.00 for each share of Series C Preferred Stock being converted, and $4.25 for each share of Series D Preferred Stock being converted; the Conversion Price of the Preferred Stock shall initially be $.40 per share of Common Stock for the Series A Preferred Stock, $2.14 per share of Common Stock for the Series B Preferred Stock, $3.00 per share of Common Stock for the Series C Preferred Stock, and $4.25 per share of Common

Stock for the Series D Preferred Stock. Each initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be declared but unpaid on the Preferred Stock surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such unpaid dividends have first been paid to the holders entitled to payment at the time of conversion of the Preferred Stock.

     Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the Corporation or any transfer agent for such Preferred Stock and shall given written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Preferred Stock represented by such certificate are converted, a certificate representing the shares of Preferred Stock not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          3.   Adjustments to Conversion Price.  Subject to Section F(3)(h), the
               -------------------------------
Conversion Price in effect from time to time for each series of Preferred Stock shall be subject to adjustment in certain cases as follows:

          (a) Issuance of Securities.  In case the Corporation shall at any time
              ----------------------
after the Issuance Date of any series of Preferred Stock issue or sell any Common Stock for a consideration per share less than the Current Conversion Price for such series of Preferred Stock, then, and thereafter successively upon each such issuance or sale, the Current Conversion Price of such series of Preferred Stock shall simultaneously with such issuance or sale be adjusted to a Conversion Price (calculated to the nearest cent) determined by dividing

                    (i) an amount equal to (i) the total number of shares of Common Stock Outstanding when the Current Conversion Price for Preferred Stock became effective multiplied by the Current Conversion Price for Preferred Stock, plus (ii) the aggregate of the amount of all consideration, if any, received by the Corporation for the issuance or sale of Common Stock since the Current Conversion Price for Preferred Stock became effective, by

                    (ii) the total number of shares of Common Stock Outstanding immediately after such issuance or sale;

provided, however, that the Conversion Price shall at no time exceed $.40 for the Series A Preferred Stock or $2.14 for the Series B Preferred Stock or $3.00 for the Series C Preferred Stock or $4.25 for the Series D Preferred Stock (as adjusted for stock splits, combinations and similar events).

               For the purposes of this subsection F(3)(a), the following provisions shall also be applicable:

                    (ii  Cash Consideration.  In case of the issuance or sale of
                         ------------------
               additional Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares are offered by the Corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                    (iv) Non-Cash Consideration.  In case of the issuance
                         ----------------------
               (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Corporation in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section F, of the consideration other than cash received by the Corporation for such securities.

                    (v) Options and Convertible Securities.  In case the
                        ----------------------------------
               Corporation shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section F(3)(a) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section F(3)(b), no further adjustment of the Conversion Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

          (b) Change in Option Price or Conversion Rate.  In the event that the
              -----------------------------------------
purchase price provided for in any Option referred to in subsection F(3)(a)(iii), or the rate at which any Convertible Securities referred to in subsection F(3)(a)(iii) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. In the event that the purchase price provided for in any such Option referred to in subsection F(3)(a)(iii), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection F(3)(a)(iii), or the rate at which any Convertible Securities referred to in subsection F(3)(a)(iii) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Conversion Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Common Stock.

          (c) Termination of Option or Conversion Rights.  In the event of the
              ------------------------------------------
termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Conversion Price shall, upon such termination, be changed to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

          (d) Stock Splits, Dividends, Distributions and Combinations.  In the
              -------------------------------------------------------
event the Corporation should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other Distribution payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, Distribution, split or subdivision if no record date is fixed), the Conversion Price of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including for this purpose, Common Stock Equivalents) determined in accordance with Section F(3)(f) If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

          (e) Other Dividends.  In the event this Corporation shall declare a
              ---------------
Distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection F(3)(a)(iii), then, in each such case for the purpose of this Section F(3)(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such Distribution.

          (f) Recapitalizations.  If at any time or from time to time there
              -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in the Section F) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section F with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section F (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) Successive Changes.  The above provisions of this Section F shall
              ------------------
similarly apply to successive issuances, sales, dividends or other Distributions, subdivisions and combinations on or of the Common Stock after the Issuance Date.

          (h) Other Events Altering Conversion Price.  Upon the occurrence of
              --------------------------------------
any event not specifically denominated in this Section F as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the Corporation requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be equitably reduced.

          (i) No Impairment.  The Corporation will not, by amendment of these
              -------------
Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section F and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

          (j) Miscellaneous Conversion Price Matters.  The Corporation shall at
              --------------------------------------
all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Preferred Stock and shall, at its own expense, take all such action and obtain all such permits and orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Preferred Stock.

          (k) Excluded Events.  Notwithstanding anything in this Section F to
              ---------------
the contrary, the Conversion Price shall not be adjusted by virtue of (i) the conversion of shares of Preferred Stock into shares of Common Stock, (ii) the repurchase of shares from the Corporation's employees, consultants, advisors, officers or directors at such person's cost (or at such other price as may be agreed to by the Corporation's Board of Directors), (iii) the issuance of, prior to the Series C Preferred Stock Issuance Date, 20,000 shares to Stanford University and 10,000 shares to the University of Illinois without consideration, (iv) the issuance of 1,125,000 shares of Common Stock (or options therefor) in connection with the merger of Rambus Partners, Inc. with and into Rambus Inc. prior to the Series C Preferred Stock Issuance Date, (v) the issuance and sale of, or the grant of options to purchase, an aggregate, net of returns to the option plan, of not more than 5,000,000 shares of Common Stock to employees, consultants, advisors, officers or directors of the Corporation and its subsidiaries (including shares issued or sold pursuant to the exercise of any stock option or purchase pursuant to a grant under the Corporation's stock option plan or stock purchase plan, even though granted by the Corporation prior to the date of the filing of these Amended and Restated Articles of Incorporation) at a price which is less than the Conversion Price at the time of such issuance or sale (all as determined in accordance with this Section F) as may be approved by the Board of Directors, none of such shares shall be included in any manner in the computation from time to time of the Conversion Price under subsection F(3)(a) or in Common Stock outstanding for purposes of such computation.

          (l) No Fractional Shares.  No fractional shares shall be issued upon
              --------------------
conversion of shares of Preferred Stock and cash shall be paid in lieu of any fractional shares. Whether or not cash is due in lieu of fractional shares upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (m) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section F, the Corporation, at its expense upon request by any holder of Preferred Stock, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Current Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

          4.   Automatic Conversion.  Immediately prior to the closing of an
               --------------------
underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (or selling shareholders, if any) at a per share public offering price of not less than the Original Issue Price of the Series D

Preferred Stock (equitably adjusted for any stock split, combination or similar event) and an aggregate public offering price greater than $7,500,000, each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price for Preferred Stock then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of Preferred Stock shall not have been surrendered for conversion, the shares of Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and termi nate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and (iii) to receive payment of dividends declared but unpaid on Preferred Stock prior to such conversion date. In the event that any holder of Preferred Stock presents such holder's certificate therefor for surrender to the Corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such holder.

          5.   Merger; Sale of Corporation.  In the event, after the Issuance
               ---------------------------
Date, of any proposed consolidation of the Corporation with, or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock), or in case of any proposed sale or transfer to another corporation of all or substantially all of the assets of the Corporation, any holder of Preferred Stock may, by delivery of election pursuant to Section B above, elect to have each share of Preferred Stock held by such holder treated for all purposes as if it had been converted into Common Stock on the earlier of
(i) the record date, if any, for voting by holders of Common Stock on such event and (ii) the date of such event.

     G.   Covenants.  In addition to any other rights provided by law, so long
          ---------
as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Preferred Stock voting separately as a class:

          1. amend or repeal any provision of, or add any provision to, the Corporation's articles of incorporation or by-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby;

          2. authorize or issue shares of any class or series of stock not authorized herein having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of Preferred Stock; authorize or issue shares of stock of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of Preferred Stock (other than the issuance of Shares Subject to Call under the Series B Preferred Stock Purchase Agreement);

          3. reclassify any class or series or any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of Preferred Stock;

          4. apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries (as defined in Section 425 of the Internal Revenue Code of 1986 (the "Code") or otherwise, of any shares of any class or series of Common Stock, except from employees, consultants, advisors, officers and directors of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association;

          5. do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Code (or any comparable provision of the Code as hereafter from time to time amended); or

          6. (i) sell, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any other transaction or series of related transactions disposing or more than 50% of the voting power of the Corporation.

     H.     Status of Converted or Redeemed Stock.   In the event any shares of
            -------------------------------------
Preferred shall be redeemed or converted, the shares so converted or redeemed shall be canceled and shall not have the status of authorized but unissued shares of Preferred and shall not be issuable by the corporation and the Certificate of Incorporation of this corporation shall be amended to effect the corresponding reduction in the corporation's capital stock.


     V.   The name and mailing address of the incorporator are as follows:

                    J. Michael Arrington
                    c/o Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, CA 94304-1050

     VI.  The Corporation is to have perpetual existence.

     VII Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

     VII The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. The directors shall be divided into two classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders in 1998; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 1999;

and thereafter for each such term to expire at each second succeeding annual meeting of stockholders after such election.

     IX. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     X. (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach fiduciary duty as a director.

          (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

          (c) Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this
Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     XI. Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article VIII or Article XI of this Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.11 (Stockholder Action by Written Consent without a Meeting) or 2.15 (Advance Notice of Stockholder Nominees and Stockholder Business) of the Corporation's Bylaws.

     XII. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Gary Harmon, its Secretary, this 7th day of April, 1997.


                                    /s/ GARY HARMON
                                    ------------------------------------
                                    Gary Harmon, Secretary